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                                                                     Exhibit 16

                                [KPMG letterhead]

June 10, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Cytec Employees' Savings and Profit Sharing Plan and, under the date of June 21, 2001, we reported on the financial statements of Cytec Employees' Savings and Profit Sharing Plan as of and for the years ended December 31, 2000 and 1999. On June 4, 2002, our appointment as principal accountants was terminated. We have read Cytec Employees' Savings and Profit Sharing Plan's statements included under Item 4 of its Form 8-K dated June 10, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with Cytec Employees' Savings and Profit Sharing Plan's statement that the change was approved by the Plan Administrator and the statement in the third paragraph.

Very truly yours,

/s/ KPMG LLP


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